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                                                                 EXHIBIT 23(b)

The Board of Directors
American Dental Partners, Inc.:

       We consent to the use of our reports on American Dental Partners, Inc. and subsidiaries dated February 6, 1998 and The Orthocare Companies dated December 29, 1997 included herein and to the reference of our firm under the headings "Selected Historical and Pro Forma Consolidated Financial Data" and "Experts" in the prospectus.

                                                    /s/ KPMG Peat Marwick LLP

Boston, Massachusetts
April 15, 1998